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                                                                    Exhibit 99.1


                                                                 Contact: Ina Cu
                                                              Investor Relations
                                                                    650-266-3000


                    CELL GENESYS ANNOUNCES MANAGEMENT CHANGES

SOUTH SAN FRANCISCO, Calif., March 11, 2005 -- Cell Genesys, Inc. (Nasdaq: CEGE) today announced that Dr. Robert J. Dow has joined the company in the newly created position of senior vice president, medical affairs. The company also announced that Matthew J. Pfeffer, vice president and chief financial officer, intends to resign to spend more time with his family and will remain in his position until a successor is appointed.

"We are delighted to have Rob join in our executive team given his broad pharmaceutical industry experience in product development and commercialization," stated Stephen A. Sherwin, M.D., chairman and chief executive officer. "We particularly look forward to Rob's leadership in further defining the global product approval and reimbursement strategy for our lead program, GVAX(R) prostate cancer vaccine, which entered Phase 3 development last year."

Dr. Dow, 54, who brings over 20 years of biopharmaceutical experience to Cell Genesys, was most recently chief executive officer of Biolitec Pharma Ltd., a U.K.-based biotechnology company, and also previously held senior executive positions with Quantanova and Scotia Holdings, plc. Prior to that, Dr. Dow was head of Global Drug Development with Hoffman-La Roche in Basel, Switzerland and previously was with Syntex Corporation for over 10 years in various senior positions in drug development. Dr. Dow holds a B.Sc. in Medical Science from the University of St. Andrews and his medical qualification, an MBChB degree, from the University of Dundee in Scotland. He also is a Fellow of the Royal College of Physicians of Edinburgh.

In announcing the future departure of Matthew Pfeffer, Dr. Sherwin stated, "We are grateful for Matt's many contributions to the growth of our business during his nine years at Cell Genesys, particularly with respect to successful fund raising and sound financial management, and appreciate his willingness to serve until a successor is appointed."

"I am pleased and proud to have been part of the team that has built the strong product pipeline and diversified financial asset base of Cell Genesys today," said Mr. Pfeffer. "While it has been a difficult decision to leave, I am looking forward to spending time with my wife and newborn twins. I continue to have tremendous confidence in the prospects for the future success of the company."

Cell Genesys is focused on the development and commercialization of novel biological therapies for patients with cancer. The company is currently pursuing
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two clinical stage product platforms -- GVAX(R) cancer vaccines and oncolytic virus therapies. Clinical trials of GVAX(R) cancer vaccines include an ongoing Phase 3 trial of GVAX(R) prostate cancer vaccine as well as trials of GVAX(R) vaccines for leukemia, pancreatic cancer, lung cancer and myeloma. Clinical programs of oncolytic virus therapies currently include CG7870 for prostate cancer. Cell Genesys continues to hold equity interests in its two former subsidiaries -- Abgenix, Inc., an antibody products company and Ceregene, Inc., which is developing gene therapies for neurodegenerative disorders. Cell Genesys is headquartered in South San Francisco, CA and has manufacturing operations in San Diego, CA, Hayward, CA and Memphis, TN. For additional information, please visit the company's website at www.cellgenesys.com.

Statements made herein about Cell Genesys and its subsidiaries, other than statements of historical fact, including statements about the progress, reports and timelines of clinical trials and preclinical programs and nature of product pipelines are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the success of research and development programs, the ability to manufacture products for clinical trials, the success and results of clinical trials and preclinical studies, the regulatory approval process, competitive technologies and products, patents and additional financings. For information about these and other risks which may affect Cell Genesys, please see the company's Annual Report on Form 10-K for the year ended December 31, 2003 dated March 4, 2004, as well as Cell Genesys' reports on Form 10-Q and 8-K and other reports filed from time to time with the Securities and Exchange Commission. The company plans to file its Annual Report on Form 10-K for the year ended December 31, 2004 on March 14, 2005.

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